UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Altisource Portfolio Solutions S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTISOURCE PORTFOLIO SOLUTIONS S.A.
40, avenue Monterey
L-2163 Luxembourg City
Grand Duchy of Luxembourg
R.C.S. Luxembourg B 72 391

SUPPLEMENT TO JOINT PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS AND

EXTRAORDINARY MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2017

The following information supplements and amends the joint proxy statement dated April 6, 2017 (the “Proxy Statement”) of Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use prior to or at the Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. (the “Annual Meeting”) which will be held at the registered office of the Company located at 40, avenue Monterey, L-2163 Luxembourg City, Grand Duchy of Luxembourg on Wednesday, May 17, 2017, at 9:00 a.m. Central European Time, and prior to or at the Extraordinary Meeting of Shareholders (the “Extraordinary Meeting”) which will be held at 10:00 a.m. Central European Time on the same day and in the same location. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission on May 1, 2017 to clarify the deadlines applicable to voting of proxies in order to meet certain requirements of Luxembourg law. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.  THE INFORMATION CONTAINED IN THIS SUPPLEMENT REPLACES AND SUPERSEDES ANY INCONSISTENT INFORMATION SET FORTH IN THE PROXY STATEMENT

Voting Procedures

If you are a registered shareholder, you have received or will receive two proxy cards, one for the Annual Meeting and one for the Extraordinary Meeting. You must return the proxy cards by mail for receipt no later than 6 p.m. Central European Time on May 16, 2017 or vote by attending the meetings. The proxy cards will tell you how to vote your shares. Even if you plan to attend the meetings, we recommend that you vote your shares in advance of the meetings so that your vote will be counted if you are unable to attend.

If the shares you own are held in “street name” by a bank or broker, you will need to vote your shares for the Extraordinary Meeting no later than 2:00 p.m. Central European Time on May 10, 2017 by following the directions your bank or broker provides to you. These changes to the voting procedures for the Extraordinary Meeting do not change the voting procedures applicable to you for the Annual Meeting, which are described in the Proxy Statement.

As in prior years, we have elected to provide access to our proxy materials over the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the majority of our shareholders. Shareholders may access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.